Exhibit 23 - Consent of Independent Auditors



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Great Northern Iron Ore Properties of our report dated January 26, 2001, included in the 2000 Annual Report to Certificate Holders of Great Northern Iron Ore Properties.

                                              /s/ Ernst & Young LLP

Minneapolis, Minnesota
March 9, 2001